Exhibit 99.1


                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE       Contact: Daniel M. Healy
                                     Executive Vice President
                                     Chief Financial Officer
                                     (631) 844-1258

                   NORTH FORK BANCORP REPORTS EARNINGS FOR THE
            FIRST QUARTER OF 2004, ACCELERATED DEPOSIT AND COMMERCIAL LOAN GROWTH AND PROGRESS RELATING TO PENDING ACQUISITIONS

     Melville, N.Y. - April 15, 2004 - North Fork Bancorporation, Inc. (NYSE:
NFB) reported net income of $102.5 million or $.68 diluted earnings per share for the first quarter of 2004. Other selected highlights include:

   o    Core deposits grew by 29% and demand deposits by 15% this quarter.
         These trends are countercyclical to historical patterns. Total deposits grew by 22%.

   o     Loan growth of 10%, led by commercial loans.

   o     Returns on average equity and assets of 26.6% and 1.96%, respectively.

   o The announcement on February 16, 2004 of the proposed acquisition of GreenPoint Financial Corp. ("GreenPoint"), a significantly accretive earnings and tangible book value transaction. GreenPoint is the largest retail bank in the New York Metropolitan area with $23 billion in assets and 90 branches in prime locations.

   o Receipt of all regulatory approvals for the proposed acquisition of The Trust Company of New Jersey ("Trust Company"), scheduled to close on May 14, 2004, as originally planned. Trust Company operates from an extensive branch network in northern New Jersey.

   o Declaration of its regular quarterly cash dividend of $.30, a current yield of approximately 3.1%.

     "These results demonstrate that our commercial banking model continues to capture market share from the competition," said John Adam Kanas, Chairman, President and Chief Executive Officer. "We believe that we can replicate this model as we enter in New Jersey," he added.

Earnings and Returns
--------------------

     Net income for the quarter ended March 31, 2004 was $102.5 million or diluted earnings per share of $.68 compared to $103.5 million or diluted earnings per share of $.67 in 2003. Last year, the Company employed a program of leveraging excess capital through the purchase of mortgage backed securities, funded by short-term borrowings. The Company discontinued its leverage strategy in the second half of 2003 by reducing its securities and short-term borrowing position by approximately $3 billion. In the first quarter of 2003, the strategy contributed approximately $11.8 million to after tax earnings or $.08 diluted earnings per share.

     The Company's returns on average equity and assets in the current quarter were 26.6% and 1.96%, respectively, compared to 26.2% and 1.86% respectively for the full year 2003.

     For the quarter ended March 31, 2004, net interest income and margin were $206.8 million and 4.33%, respectively, compared to $209.5 million and 4.36% for the comparable quarter last year. The Company indicated that, on a pro forma basis with the merger of GreenPoint and Trust Company, it would move from a neutral to an asset sensitive position, which should improve the net interest margin as interest rates rise.

Deposits
--------

     At March 31, 2004, total deposits increased (linked quarter) by $827 million, an annualized growth rate of 22% to $15.9 billion. Interest bearing core deposits consisting of savings, NOW and money market accounts grew by $684 million for an annualized growth rate of 33%. Demand deposits contributed to this overall growth, reflecting a 15% increase. These achievements were especially notable since historically the first quarter has reflected lower growth rates compared to other quarters. Commercial balances represent 67% of total demand deposits and 36% of overall deposits. "We fully expect that this momentum will continue," said Mr. Kanas. The Company added three new branches in the first quarter and significantly expanded two other branch locations. The branch expansion program will continue throughout the year.

Loans
-----

     Loans increased (linked quarter) by $313.7 million in the first quarter of 2004 to $12.7 billion for an annualized growth rate of 10%. The Company is recognized in the marketplace as a leading small business and middle market lender. The commercial component of the loan portfolio increased by approximately $102.5 million in the current quarter, an annualized growth rate of 19%. Multi-family loans advanced slightly despite acute competitive pressures exhibited by local thrift institutions. "We will continue to focus on commercial products whose underwriting standards and yields are more rational," said John Kanas. Commercial mortgage, residential and consumer loans also registered advances. The Company's loan originations should improve as the pending acquisitions will provide an extensive distribution network for commercial and consumer products.

     At March 31, 2004, non-performing loans were $11.3 million, a $2 million decline from year-end. The allowance for loan losses, at $124 million or 98 basis points of total loans, provides sufficient coverage.


Pending Acquisitions
--------------------

     Trust Company
     -------------

     The Company advised that the Trust Company transaction will close May 14, 2004, as originally planned. A special meeting of Trust Company shareholders to approve the transaction will take place on May 13, 2004. "The integration work in anticipation of the closing is substantially complete," said Mr. Kanas.

     GreenPoint
     ----------

     On February 16, 2004, the Company announced that an agreement had been reached to acquire GreenPoint in a stock transaction valued at approximately $6.3 billion. The transaction is expected to be immediately accretive to the Company's earnings and tangible book value. Regulatory applications have been filed and integration plans are on schedule. The transaction is expected to close by the end of the third quarter.

     The mergers with Trust Company and GreenPoint will create a Company with approximately $54 billion in assets and $31 billion in deposits. It will operate from approximately 350 branch locations in Metropolitan New York, northern New Jersey and Connecticut. "These acquisitions will transform the Company," said Mr. Kanas. "We will have the benefit of operating GreenPoint's successful consumer model with North Fork's proven record as the area's most successful commercial bank," he said.


Cash Dividend
-------------

     On March 23, 2004, the Board declared its regular quarterly dividend of $.30 per common share. The dividend will be payable May 17, 2004, to shareholders of record at the close of business on April 30, 2004.


                                      * * *

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the mergers between North Fork and each of GreenPoint Financial Corp. ("GreenPoint") and The Trust Company of New Jersey ("Trustcompany"), including future financial and operating results, North Fork's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of North Fork's, GreenPoint's and Trustcompany's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the mergers on the proposed terms and schedule; the failure of North Fork and GreenPoint stockholders to approve the GreenPoint merger; the failure of Trustcompany stockholders to approve the Trustcompany merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the mergers may not be fully realized or may take longer to realize than expected; disruption from the mergers making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause North Fork's or GreenPoint's results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Reports on Forms 10-K of North Fork and GreenPoint, and in the Quarterly Reports on Form 10-Q of North Fork and GreenPoint filed with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). Additional factors that could cause Trustcompany's results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q of Trustcompany filed with the Federal Deposit Insurance Corporation. The forward-looking statements in this document speak only as of the date of the document, and neither North Fork, GreenPoint nor Trustcompany assumes any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

On April 2, 2004, North Fork filed a registration statement with the SEC containing North Fork's and GreenPoint's preliminary joint proxy statement/prospectus regarding the proposed merger with GreenPoint. On April 12, 2004 North Fork filed an amended registration statement with the SEC containing North Fork's and Trustcompany's amended preliminary proxy statement/prospectus with the SEC regarding the proposed merger with Trustcompany. Stockholders are urged to read the preliminary joint proxy statement/prospectus filed with the SEC on April 2, 2004 regarding the proposed merger with GreenPoint, the definitive joint proxy statement/prospectus regarding the proposed merger with GreenPoint when it becomes available, the amended preliminary proxy statement/prospectus filed with the SEC on April 12, 2004 regarding the proposed merger with Trustcompany and the definitive proxy statement/prospectus regarding the proposed merger with Trustcompany when it becomes available because they contain, or will contain, important information. Stockholders will be able to obtain a free copy of these documents, as well as other filings containing information about North Fork, GreenPoint and Trustcompany, without charge, at the SEC's internet site (http://www.sec.gov). Copies of these documents can also be obtained without charge, by directing a request to North Fork Bancorporation, Inc., 275 Broadhollow Road, Melville, NY 11747; Attention: Aurelie Campbell, 631-844-1252.

The directors and executive officers of North Fork and other persons may be deemed to be participants in North Fork's solicitation of proxies in respect of the proposed merger between North Fork and GreenPoint. Information regarding North Fork's directors and executive officers is available in the proxy statement filed with the SEC by North Fork on March 19, 2004. Other information regarding the participants in North Fork's proxy solicitation in respect of the proposed merger between North Fork and GreenPoint and a description of any direct and indirect interests, by security holdings or otherwise, are contained in the preliminary joint proxy statement/prospectus filed with the SEC on April 2, 2004 regarding the proposed merger with GreenPoint.

                         North Fork Bancorporation, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)



                                                                                  Three Months Ended
                                                                     March 31,       December 31,       March 31,
(in thousands, except per share amounts)                                2004             2003              2003
                                                                  ----------------------------------------------------

Interest Income:
Loans                                                                     $194,200          $197,457         $196,921
Securities                                                                  73,260            69,982           99,622
Money Market Investments                                                       203               282              174
                                                                  ----------------------------------------------------
   Total Interest Income                                                   267,663           267,721          296,717
                                                                  ----------------------------------------------------

Interest Expense:
Savings, NOW & Money Market Deposits                                        15,011            14,337           14,760
Time Deposits                                                                6,643             7,706           10,053
Certificates of Deposit, $100,000 & Over                                     4,093             4,003            5,103
Federal Funds Purchased & Collateralized Borrowings                         28,603            28,401           47,615
Subordinated Debt                                                            4,545             4,630            7,225
Junior Subordinated Debt (3)                                                 1,939             1,952            2,511
                                                                  ----------------------------------------------------
   Total Interest Expense                                                   60,834            61,029           87,267
                                                                  ----------------------------------------------------
   Net Interest Income                                                     206,829           206,692          209,450
Provision for Loan Losses                                                    6,500             7,000            6,250
                                                                  ----------------------------------------------------
   Net Interest Income after Provision for Loan Losses                     200,329           199,692          203,200
                                                                  ----------------------------------------------------

Non-Interest Income:
Customer Related Fees & Service Charges                                     21,771            21,044           20,166
Investment Management, Commissions & Trust Fees                              3,924             3,489            3,124
Mortgage Banking Income                                                      1,160             1,279            2,818
Check Cashing Fees                                                           1,189             1,217              996
Other Operating Income                                                       5,797             3,961            4,546
Securities Gains, net                                                        7,888             9,085            2,597
                                                                  ----------------------------------------------------
     Total Non-Interest Income                                              41,729            40,075           34,247
                                                                  ----------------------------------------------------

Non-Interest Expense:
Employee Compensation & Benefits                                            51,077            46,947           47,340
Occupancy & Equipment, net                                                  17,625            17,903           15,521
Other Operating Expenses                                                    17,946            18,162           16,817
Amortization of Identifiable Intangibles                                       781               892              892
Acquisition Related Costs                                                        -             1,438                -
                                                                  ----------------------------------------------------
    Total Non-Interest Expense                                              87,429            85,342           80,570
                                                                  ----------------------------------------------------
Income Before Income Taxes                                                 154,629           154,425          156,877
Provision for Income Taxes                                                  52,110            52,042           53,338
                                                                  ----------------------------------------------------
     Net Income                                                           $102,519          $102,383         $103,539
                                                                  ----------------------------------------------------


Earnings Per Share:
    Basic                                                                    $0.69             $0.69            $0.67
    Diluted                                                                  $0.68             $0.68            $0.67


See accompanying notes appended to the financial data and summaries

                         North Fork Bancorporation, Inc.
                           Consolidated Balance Sheets
                                   (Unaudited)



                                                                        March 31,       December 31,       March 31,
(in thousands, except per share amounts)                                  2004              2003             2003
                                                                    -----------------------------------------------------

Assets:
Cash & Due from Banks                                                        $407,025         $510,354          $376,355
Money Market Investments                                                      239,081           21,037            47,693
Securities:
   Available-for-Sale                                                       7,706,879        7,136,275         9,516,955
   Held-to-Maturity                                                           169,264          190,285           252,364
                                                                    -----------------------------------------------------
      Total Securities                                                      7,876,143        7,326,560         9,769,319
                                                                    -----------------------------------------------------
Loans, Net of Unearned Income & Deferred Costs                             12,658,953       12,345,273        11,435,423
  Less: Allowance for Loan Losses                                             124,364          122,733           115,087
                                                                    -----------------------------------------------------
                  Net Loans                                                12,534,589       12,222,540        11,320,336
                                                                    -----------------------------------------------------
Goodwill                                                                      410,494          410,494           410,495
Identifiable Intangibles                                                       11,984           12,765            15,440
Premises & Equipment                                                          160,151          150,875           140,517
Other Assets                                                                  334,670          314,749           319,478
                                                                    -----------------------------------------------------
     Total Assets                                                         $21,974,137      $20,969,374       $22,399,633
                                                                    -----------------------------------------------------

Liabilities and Stockholders' Equity:
Deposits:
   Demand                                                                  $4,233,526       $4,080,134        $3,359,885
   Savings                                                                  3,846,837        3,770,683         3,532,326
   NOW &  Money Market                                                      5,126,883        4,519,476         3,376,108
   Time                                                                     1,743,679        1,784,408         1,932,743
   Certificates of Deposit,  $100,000 & Over                                  992,563          961,414         1,171,386
                                                                    -----------------------------------------------------
     Total Deposits                                                        15,943,488       15,116,115        13,372,448
                                                                    -----------------------------------------------------
Federal Funds Purchased & Collateralized Borrowings                         2,955,362        3,221,154         6,077,000
Subordinated Debt                                                             488,402          476,499           499,162
Junior Subordinated Debt (3)                                                  273,942          266,977           276,672
                                                                    -----------------------------------------------------
     Total Borrowings                                                       3,717,706        3,964,630         6,852,834
                                                                    -----------------------------------------------------
Dividends Payable                                                              45,904           45,757            42,411
Due to Brokers                                                                303,604           31,095           178,076
Accrued Expenses & Other Liabilities                                          379,656          333,288           421,777
                                                                    -----------------------------------------------------
      Total Liabilities                                                   $20,390,358      $19,490,885       $20,867,546
                                                                    -----------------------------------------------------

Stockholders' Equity:
Common Stock, par value $0.01; authorized 500,000,000 shares;
    issued 174,580,778 shares                                                   1,746            1,746             1,746
Additional Paid in Capital                                                    376,408          378,793           375,513
Retained Earnings                                                           1,872,989        1,816,458         1,651,882
Accumulated Other Comprehensive Income/(Loss)                                  31,855          (2,044)            30,916
Deferred Compensation                                                        (88,502)         (91,789)          (68,307)
Treasury Stock at Cost;  21,566,242 shares at March 31, 2004                (610,717)        (624,675)         (459,663)
                                                                    -----------------------------------------------------
      Total Stockholders' Equity                                            1,583,779        1,478,489         1,532,087
                                                                    -----------------------------------------------------
      Total Liabilities and Stockholders' Equity                          $21,974,137      $20,969,374       $22,399,633
                                                                    -----------------------------------------------------



See accompanying notes appended to the financial data and summaries

                         North Fork Bancorporation, Inc.
              Selected Financial Data and Balance Sheet Components
                                   (Unaudited)




                                                                     March 31,           December 31,           March 31,
SELECTED FINANCIAL DATA:                                               2004                  2003                 2003
                                                               ----------------------------------------------------------------
(in thousands, except ratios and per share amounts)

Per Share:
    Net Income - Basic                                                         $0.69                 $0.69               $0.67
    Net Income - Diluted                                                       $0.68                 $0.68               $0.67
    Average Shares Outstanding - Basic                                       148,269               147,873             153,929
    Average Shares Outstanding - Diluted                                     150,246               149,735             155,476
    Cash Dividends                                                             $0.30                 $0.30               $0.27
    Dividend Payout Ratio                                                        45%                   45%                 41%
    Book Value                                                                $10.35                 $9.69               $9.75
Selected Financial Data:
    Return on Average Total Assets                                             1.96%                 1.98%               1.94%
    Return on Average Stockholders' Equity                                    26.58%                27.32%              27.22%
    Efficiency Ratio (2)                                                      35.41%                34.43%              32.60%
    Yield on Interest Earning Assets (1)                                       5.57%                 5.64%               6.12%
    Cost of Funds                                                              1.62%                 1.66%               2.15%
    Net Interest Margin (1)                                                    4.33%                 4.39%               4.36%




                                                                     March 31,           December 31,           March 31,
                                                                       2004                  2003                 2003
                                                               ----------------------------------------------------------------
Capital Ratios:
  Risk Based Capital:
      Tier 1                                                                  10.61%                10.49%              10.94%
      Total                                                                   15.43%                15.53%              16.04%
      Leverage Ratio                                                           6.66%                 6.47%               6.22%

Quarterly Average Balance Sheet:
Total Assets                                                             $21,060,732           $20,554,912         $21,663,614
Securities                                                                 7,212,411             7,001,865           8,592,607
Loans                                                                     12,474,528            12,126,302          11,397,521
Demand Deposits                                                            4,077,535             4,098,276           3,281,234
Interest Bearing Deposits                                                 11,309,570            10,894,793           9,945,217
Federal Funds Purchased & Collateralized Borrowings                        3,025,446             2,980,436           5,718,852
Subordinated Debt                                                            476,511               481,293             499,151
Junior Subordinated Debt (3)                                                 266,980               272,920             276,661
Stockholders' Equity                                                      $1,551,429            $1,487,049          $1,542,720

BALANCE SHEET COMPONENTS:

Securities:
The following table shows the securities portfolio composition for the periods ended:
                                                                         March 31,         December 31,         March 31,
(in thousands)                                                              2004               2003               2003
                                                                    -----------------------------------------------------------

Collateralized Mortgage Obligations                                           $4,877,161        $4,424,868          $7,525,718
Agency Pass-Through Certificates                                               1,339,766         1,328,753             778,729
State & Municipal Obligations                                                    767,802           761,747             478,623
Equity Securities                                                                176,950           194,345             326,563
U.S. Treasury & Government Agencies                                              109,980            58,090             116,417
Other Securities                                                                 604,484           558,757             543,269
                                                                    -----------------------------------------------------------
   Total Securities                                                           $7,876,143        $7,326,560          $9,769,319
                                                                    -----------------------------------------------------------

                         North Fork Bancorporation, Inc.
         Selected Financial Data and Balance Sheet Components, Continued
                                   (Unaudited)

Loans:
The following table represents the components of the loan portfolio for the periods ended:

                                                                           March 31,       December 31,       March 31,
 (in thousands)                                                               2004             2003              2003
                                                                        ----------------------------------------------------

Multi-Family Mortgages                                                        $3,658,070        $3,634,533       $3,652,430
Commercial Mortgages                                                           2,836,434         2,814,103        2,221,014
Residential Mortgages                                                          2,506,316         2,403,306        2,418,156
Commercial                                                                     2,248,285         2,145,798        1,856,843
Consumer                                                                       1,113,982         1,095,529        1,038,195
Construction and Land                                                            326,703           283,243          273,924
                                                                        ----------------------------------------------------
  Total                                                                      $12,689,790       $12,376,512      $11,460,562
Less:
   Unearned Income & Deferred Costs                                               30,837            31,239           25,139
                                                                        ----------------------------------------------------
      Loans, net                                                             $12,658,953       $12,345,273      $11,435,423
                                                                        ====================================================

Asset Quality:

   Non-Performing Loans                                                          $11,302           $13,340          $12,870
   Other Real Estate                                                                  93               313              295
                                                                        ----------------------------------------------------
   Total Non-Performing Assets                                                   $11,395           $13,653          $13,165
                                                                        ====================================================

   Allowance for Loan Losses to Non-Performing Loans                              1,100%              920%             894%
   Allowance for Loan Losses to Total Loans, net                                   0.98%             0.99%            1.01%
   Non-Performing Loans to Total Loans, net                                        0.09%             0.11%            0.11%
   Quarterly Net Charge-offs to Average Loans (Annualized)                         0.16%             0.14%            0.22%

Deposits:

The following table represents the composition of total deposits, while more specifically highlighting Manhattan for the periods ended:

                                                                           March 31,       December 31,       March 31,
(in thousands)                                                                2004             2003              2003
                                                                        ----------------------------------------------------
Manhattan (27 branches)
Demand                                                                        $1,113,988        $1,027,017         $705,742
Interest Bearing                                                               2,701,020         2,267,543        1,783,522
                                                                        ----------------------------------------------------
    Total                                                                      3,815,008         3,294,560        2,489,264

All Other Locations  (153 branches)
Demand                                                                         3,119,538         3,053,117        2,654,143
Interest Bearing                                                               9,008,942         8,768,438        8,229,041
                                                                        ----------------------------------------------------
    Total                                                                     12,128,480        11,821,555       10,883,184

Total Deposits  (180 branches)
Demand                                                                         4,233,526         4,080,134        3,359,885
Interest Bearing                                                              11,709,962        11,035,981       10,012,563
                                                                        ----------------------------------------------------
    Total                                                                    $15,943,488       $15,116,115      $13,372,448
                                                                        ====================================================

See accompanying notes appended to the financial data and summaries.

                         North Fork Bancorporation, Inc.
                          Net Interest Margin Analysis
                                   (Unaudited)

The following table presents, on a linked quarter basis, an analysis of net interest income by each major category of interest earning assets and interest bearing liabilities:



For the Three Months Ended:                                   March 31, 2004                     December 31, 2003
                                                   -------------------------------------------------------------------------
                                                      Average                 Average      Average                Average
(dollars in thousands)                                Balance     Interest     Rate        Balance     Interest     Rate
                                                   -------------------------------------------------------------------------

Interest Earning Assets:
Securities                                            $7,212,411    $78,963       4.40%    $7,001,865    $75,800      4.29%
Loans, net                                            12,474,528    194,615       6.27%    12,126,302    197,855      6.47%
Money Market Investments                                  81,144        241       1.19%       125,441        294      0.93%
                                                   -------------------------            -------------------------
  Total Interest Earning Assets                       19,768,083    273,819       5.57%    19,253,608    273,949      5.64%
                                                   -------------------------            -------------------------

Non-Interest Earning Assets:
Cash and Due from Banks                                 $533,395                             $527,476
Other Assets                                             759,254                              773,828
                                                   --------------                       --------------
  Total Assets                                       $21,060,732                          $20,554,912
                                                   --------------                       --------------

Interest Bearing Liabilities:
Savings, NOW & Money Market Deposits                  $8,515,206    $15,011       0.71%    $8,140,175    $14,337      0.70%
Time Deposits                                          2,794,364     10,736       1.55%     2,754,618     11,709      1.69%
                                                   -------------------------            -------------------------
  Total Savings and Time Deposits                     11,309,570     25,747       0.92%    10,894,793     26,046      0.95%

Fed Funds Purchased & Collateralized Borrowings        3,025,446     28,603       3.80%     2,980,436     28,401      3.78%
Subordinated Debt                                        476,511      4,545       3.84%       481,293      4,630      3.82%
Junior Subordinated Debt (3)                             266,980      1,939       2.92%       272,920      1,952      2.84%
                                                   -------------------------            -------------------------
  Total Borrowings                                     3,768,937     35,087       3.74%     3,734,649     34,983      3.72%
                                                   -------------------------            -------------------------
    Total Interest Bearing Liabilities                15,078,507     60,834       1.62%    14,629,442     61,029      1.66%
                                                   -------------------------            -------------------------
Interest Rate Spread                                                              3.95%                               3.98%

Non-Interest Bearing Liabilities:
Demand Deposits                                       $4,077,535                           $4,098,276
Other Liabilities                                        353,261                              340,145
                                                   --------------                       --------------
 Total Liabilities                                    19,509,303                           19,067,863
 Stockholders' Equity                                  1,551,429                            1,487,049
                                                   --------------                       --------------
  Total Liabilities and Stockholders' Equity         $21,060,732                          $20,554,912
                                                   --------------                       --------------
Net Interest Income and Net Interest Margin                        $212,985       4.33%                 $212,920      4.39%
Less: Tax Equivalent Adjustment                                     (6,156)                              (6,228)
                                                                 -----------                          -----------
     Net Interest Income                                           $206,829                             $206,692
                                                                 -----------                          -----------


   The following table summarizes the net interest margin for the previous five quarters:

                                                       2004                           2003
                                                   --------------------------------------------------------------
                                                      1st Qtr     4th Qtr     3rd Qtr      2nd Qtr     1st Qtr
                                                   --------------------------------------------------------------

Interest Earning Assets:
Securities                                                 4.40%      4.29%       3.84%         4.15%      4.97%
Loans, net                                                 6.27%      6.47%       6.62%         6.73%      7.02%
Money Market Investments                                   1.19%      0.93%       1.34%         1.54%      1.77%
                                                   --------------------------------------------------------------
  Total Interest Earning Assets                            5.57%      5.64%       5.56%         5.60%      6.12%
                                                   --------------------------------------------------------------

Interest Bearing Liabilities:
Total Savings and Time Deposits                            0.92%      0.95%       1.01%         1.12%      1.22%
Total Borrowings                                           3.74%      3.72%       3.30%         3.31%      3.58%
                                                   --------------------------------------------------------------
  Total Interest Bearing Liabilities                       1.62%      1.66%       1.67%         1.97%      2.15%
                                                   --------------------------------------------------------------

Interest Rate Spread                                       3.95%      3.98%       3.89%         3.63%      3.97%
Net Interest Margin                                        4.33%      4.39%       4.23%         4.00%      4.36%

                         North Fork Bancorporation, Inc.
                    Notes to the Financial Data and Summaries


(1)      Presented on a tax equivalent basis.
(2) The efficiency ratio is defined as the ratio of non-interest expense, net of acquisition related costs, debt restructuring costs, amortization of identifiable intangibles, other real estate related expenses and other non-recurring charges, to net interest income on a tax equivalent basis and other non-interest income net of securities gains, facilities gains and other non-recurring items.
(3) On January 1, 2004, the Company was required to adopt the accounting provisions of Interpretation No. 46 "Consolidation of Variable Interest Entities (revised December 2003)," ("FIN 46R"). In accordance with the provisions of FIN 46R, the Company was required to deconsolidate its investment in the statutory business trusts that were formed for the issuance of trust preferred securities (capital securities). This deconsolidation resulted in the re-characterization of the underlying consolidated debt obligation from the trust preferred securities (capital securities) to the junior subordinated debt obligations that exist between the Company and the three wholly-owned trust entities that issued the securities. The adoption of FIN 46R had no effect on the Company's results of operations.